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Consent of Independent Registered Public Accounting Firm
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The board and shareholders
RiverSource Variable Portfolio - Managers Series, Inc.:
     RiverSource Variable Portfolio - Fundamental Value Fund RiverSource Variable Portfolio - Select Value Fund RiverSource Variable Portfolio - Small Cap Value Fund



We consent to the use of our report included herein and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.



                                                    /s/ KPMG LLP
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                                                        KPMG LLP



Minneapolis, Minnesota
October 26, 2006